Exhibit 10.10

April 4, 2014

Board of Directors

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NJ 08873

Dear Sirs,

This letter confirms that I have the ability and intent to provide financial support, in the form of an equity contribution or a loan, at a market interest rate, of up to $400,000, if and as needed to enable MTBC to continue as a going concern.

Sincerely,

/s/ Mahmud Haq
Mahmud Haq

Cc:	Deloitte LLP